Exhibit 99.1

Lawson Software Stockholders Approve Merger Agreement with Affiliate of Golden Gate Capital and Infor

ST. PAUL, Minn., June 29, 2011 — Lawson Software (NASDAQ: LWSN) today announced that at the special meeting of Lawson’s stockholders held today, the stockholders voted to approve the proposed merger with GGC Software Holdings, Inc., an affiliate of Golden Gate Capital and Infor. The proposal to adopt the merger agreement was approved by approximately 68.9% of the total number of shares outstanding as of the May 27, 2011 record date for the special meeting, and by more than 98.4% of the shares voted. In addition, the non-binding proposal regarding certain merger-related executive compensation arrangements was approved by more than 93.6% of the shares voted. Further details on these items will be available in the Current Report on Form 8-K that Lawson will file today with the U.S. Securities and Exchange Commission.

Pursuant to the merger agreement announced on April 26, 2011, Lawson’s stockholders (other than stockholders who have perfected their statutory rights of appraisal under Delaware law) will receive $11.25 per share in cash, without interest and less any applicable withholding taxes, for each share of common stock they owned immediately prior to the effective time of the merger. Upon closing of the transaction, Lawson anticipates that its common stock would be de-listed from NASDAQ and the First North exchange in Sweden.

About Lawson Software

Lawson Software is a global provider of enterprise software.  We provide business application software, maintenance and consulting to customers primarily in specific services, trade and manufacturing/distribution industries.  We specialize in and target specific industries including healthcare, services, public sector, equipment service management & rental, manufacturing & distribution and consumer products industries.  Our software solutions include Enterprise Financial Management, Human Capital Management, Business Intelligence, Asset Management, Enterprise Performance Management, Supply Chain Management, Service Management, Manufacturing Operations, Business Project Management and industry-tailored applications. Our applications help automate and integrate critical business processes, which enable our customers to collaborate with their partners, suppliers and employees, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com. For Lawson’s listing on the First North exchange in Sweden, Remium AB is acting as the Certified Adviser.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. Risks and uncertainties that may cause such differences include but are not limited to: the risk that the pending merger with GGC Software Holdings, Inc., an affiliate of Golden Gate Capital and Infor, may not be completed on a timely basis, if at all; the risk that the conditions to the consummation of the merger may not be satisfied; the risk that the merger may involve unexpected costs, liabilities or delays; the risk that expected benefits of the merger may not materialize as expected; the risk that, prior to the completion of the merger, Lawson’s business may experience significant disruptions, including loss of customers or employees, due to transaction-related uncertainty or other factors; the fact that legal proceedings that have been instituted and the possibility that additional legal proceedings may be instituted against Lawson, its directors and/or others relating to the merger and the outcome of such proceedings; the possible occurrence of an event, change or other circumstance that could result in termination of the merger agreement; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; the impact of foreign currency exchange rate fluctuations; changes in conditions in Lawson’s targeted industries; the outcome of pending litigation; the relief sought by Lawson with respect to the judgment in the ePlus litigation might not be granted in whole or in part; and other risk factors listed in Lawson’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

Contacts:

Lawson Software
Investor Contacts:
Barbara Doyle
+1-651-767-4385
investor@lawson.com
or
Dan Burch / Laurie Connell
MacKenzie Partners
+1-212-929-5748 / +1-212-378-7071

Media Contacts:
Joe Thornton
+1-651-767-6154
joe.thornton@us.lawson.com
or
Averell Withers / Jillian Palash
Joele Frank, Wilkinson Brimmer Katcher
+1-212-355-4449